Exhibit 99.1

Opiant Pharmaceuticals Announces Top-line Results from Phase 2 Clinical Trial of OPNT001 for Treatment of Bulimia Nervosa
-Study did not meet primary endpoint-
-Company discontinuing development of OPNT001 for treatment of Bulimia Nervosa-
-Focus remains on advancing lead product candidate, OPNT003, for treatment of opioid overdose, and other promising addiction and drug overdose-related product candidates-
SANTA MONICA, Calif., February 21, 2019 – Opiant Pharmaceuticals, Inc. (NASDAQ:OPNT), a specialty pharmaceutical company developing medicines for addictions and drug overdose, today announced that its Phase 2 clinical trial evaluating OPNT001, a naloxone nasal spray for the treatment of bulimia nervosa (BN), did not meet the primary endpoint of reducing the number of binging days from baseline to week 8. Key secondary efficacy endpoints were also not met.
“Based on these results, Opiant will not allocate further resources to the development of OPNT001 for the treatment of BN, allowing us to invest more in our pipeline. The company’s focus for 2019 remains on conducting the pivotal trial for OPNT003, nasal nalmefene for opioid overdose, preparing to enroll patients into a Phase 2 study for OPNT002, nasal naltrexone, for the treatment of Alcohol Use Disorder and progressing the development of OPNT004, drinabant, for Acute Cannabinoid Overdose,” said Roger Crystal, M.D., Chief Executive Officer of Opiant. “We wish to express our gratitude to the investigators, as well as the patients and their families, for their support and participation in the BN study.”
In the Phase 2 trial, OPNT001 was generally safe and well-tolerated with minimal adverse events alongside good patient compliance.
About Opiant Pharmaceuticals, Inc.
Opiant Pharmaceuticals, Inc. is a specialty pharmaceutical company developing pharmacological treatments for addictions and drug overdose. National Institute on Drug Abuse, a division of the National Institutes of Health, describes addictive disorders as chronic relapsing brain diseases which burden society at both the individual and community levels. With its innovative opioid antagonist nasal delivery technology, Opiant is positioned to become a leader in these treatment markets. Opiant's first drug overdose product, NARCAN® Nasal Spray, is approved for marketing in the U.S. and Canada by its commercialization partner, Adapt Pharmaceuticals, now owned by Emergent BioSolutions, Inc.  For more information visit: www.opiant.com.

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Exhibit 99.1

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